Exhibit 99.1

Intermolecular Announces Second Quarter 2012 Financial Results

Continued Execution in Semi and Achievement of Key Milestones in Clean Energy

SAN JOSE, Calif., July 26, 2012 — Intermolecular, Inc. (Nasdaq:IMI)—accelerating research and development (R&D) for semiconductor and clean energy industries—today announced results for its second quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $16.5 million, representing 36% growth on a year-over-year basis. Collaborative development program (or CDP) revenue was $11.2 million for the quarter, compared to $8.0 million in the prior year, due to the ramp of the Company’s development program for advanced logic semiconductors, and the initiation of new customer engagements for semiconductor and clean energy applications. Licensing and royalty revenue was $3.3 million, compared to $3.4 million for the same period a year ago. Workflow product revenue of $2.1 million included sales of elements of the Company’s High Productivity Combinatorial (HPC) platform. This compared to $0.7 million reported in the year-ago period.

For the second quarter of 2012, the Company reported a net loss of $(1.0) million or $(0.02) per share, compared to a net loss of $(5.1) million, or $(0.89) per share for the second quarter of 2011. Net loss for the second quarter of 2011 included a $(3.1) million expense associated with the accretion of convertible, redeemable preferred shares, equivalent to $(0.54) per share.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings per share in accordance with GAAP and additionally on a non-GAAP basis.  A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

On a non-GAAP basis, the Company reported a net loss of $(33) thousand or $(0.00) per share, compared to a net loss of $(0.9) million, or $(0.16) per share in the second quarter of 2011.

“We are pleased with the technical progress that one of our non-volatile memory partners disclosed recently, announcing their roadmap to prototype sampling in 2013, and engineering sampling in 2014 of their next-generation, NAND flash replacement technology.  In addition, we achieved two key milestones in our growth and diversification strategy: first, the CDP and IP licensing agreement with First Solar,” said David Lazovsky, President and CEO of Intermolecular, “and second, the collaboration with KAUST, which leverages our recent achievement of 17.7% active area efficiency and world-record open circuit voltage on our proprietary CIGS cells.  Our HPC platform was instrumental in realizing these milestones, which we believe validate the broad applicability of our innovation platform in clean energy.”

Intermolecular ended the second quarter of 2012 with backlog that is expected to be recognized as revenue over the remainder of 2012 of $28.8 million. When combined with actual revenue of $32.9 million in the first half of 2012, backlog at the end of the second quarter of 2012 provides total revenue visibility of approximately $61.7 million for the current year.

Outlook for Third Quarter 2012

The following statements are based on current expectations for the third quarter of 2012.

•                  The Company projects revenue in the range of $15.5 to $16.0 million.  This revenue projection includes $15.1 million from reported backlog as of June 30, 2012.

•                  Non-GAAP net loss, which excludes stock-based compensation expense, is projected between a non-GAAP loss of $(1.0) million to a non-GAAP loss of $(500) thousand, or between a loss of $(0.02) to a loss of $(0.01) per share, on approximately 43.7 million shares outstanding.

Conference Call Today

Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss second quarter 2012 results.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean-energy industries. The approach consists of the Company’s proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements.  Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate, but are not limited, to expectations regarding revenue (both amount and diversity), net income and backlog, future customer engagements, forecasts and data from customers, ability to apply our platform to new technologies and industries and the impact of prior results on the Company’s technology platform on its performance, competitive advantage and ability to generate new business. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the Company’s ability to execute on its strategy, prove its business model and remain technologically competitive in rapidly evolving industry conditions and the ability of the Company’s non-volatile memory customers to achieve their announced product roadmaps in a timely manner, as well as other risks described in the Company’s Form 10-K for fiscal 2011 and its subsequent quarterly reports on Form 10-Q, as filed with the SEC and available at www.sec.gov, particularly in the sections titled “Risk Factors.”  Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Collaborative development program and services revenue	$11,160	$8,027	$23,355	$15,820
Product revenue	2,057	682	2,735	1,360
Licensing and royalty revenue	3,296	3,427	6,805	6,644
Total revenue	16,513	12,136	32,895	23,824
Cost of revenue	7,474	5,807	14,662	11,323

Gross profit	9,039	6,329	18,233	12,501

Operating expenses:
Research and development	5,760	4,969	10,828	9,488
Sales and marketing	1,272	1,075	2,512	1,980
General and administrative	2,722	2,126	5,540	3,925

Total operating expenses	9,754	8,170	18,880	15,393

Operating loss	(715)	(1,841)	(647)	(2,892)
Interest (expense) income, net	(250)	6	(499)	10
Other income (expense), net	12	(157)	6	(335)
Loss before provision for income taxes	(953)	(1,992)	(1,140)	(3,217)
Income tax provision	7	12	6	13
Net loss	(960)	(2,004)	(1,146)	(3,230)
Accretion on redeemable convertible preferred stock	—	(3,054)	—	(7,095)

Net loss attributable to common stockholders	$(960)	$(5,058)	$(1,146)	$(10,325)

Basic and diluted net loss per common share	$(0.02)	$(0.89)	$(0.03)	$(1.83)

Shares used in basic and diluted net loss per common share	42,650	5,663	42,446	5,648

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of June 30,	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$79,577	$81,002
Marketable securities	2,201	—
Total cash, cash equivalents and marketable securities	81,778	81,002
Accounts receivable, net	5,982	11,162
Inventory, current portion	1,536	—
Prepaid expenses and other current assets	903	1,763
Total current assets	90,199	93,927

Inventory, net of current portion	2,427	2,532
Property and equipment, net	22,633	25,128
Intangible assets, net	6,135	6,067
Other assets	162	160

Total assets	$121,556	$127,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$746	$1,079
Accrued compensation and employee benefits	2,562	2,452
Deferred revenue, current portion	5,803	11,168
Accrued liabilities	2,764	3,759
Note payable, current portion	936	804
Total current liabilities	12,811	19,262

Note payable, net of current portion	26,038	26,514
Deferred revenue, net of current portion	—	716
Other long-term liabilities	943	1,149
Total liabilities	39,792	47,641

Stockholders’ equity:
Common stock	43	42
Additional paid-in capital	183,416	180,680
Accumulated deficit	(101,695)	(100,549)
Total stockholders’ equity	81,764	80,173

Total liabilities and stockholders’ equity	$121,556	$127,814

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,146)	$(3,230)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,852	3,504
Stock-based compensation	1,754	982
Impairment of long-lived assets	930	—
Revaluation of preferred stock warrant liability	—	455
Common stock warrant charge (contra revenue)	—	312
Changes in operating assets and liabilities:
Prepaid expenses and other assets	858	(167)
Inventory	(1,431)	134
Accounts receivable	5,180	(138)
Accounts payable	(274)	(668)
Accrued and other liabilities	(1,062)	1,113
Deferred revenue	(6,081)	(8,282)
Net cash provided by (used in) operating activities	2,580	(5,985)
Cash flows from investing activities:
Purchase of short-term investments	(2,201)	(750)
Purchase of property and equipment	(1,833)	(6,190)
Capitalized intangible assets	(595)	(342)
Net cash used in investing activities	(4,629)	(7,282)
Cash flows from financing activities:
Payment of debt	(344)	—
Proceeds from exercise of common stock options	968	201
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	24,882
Net cash provided by financing activities	624	25,083
Net (decrease) increase in cash and cash equivalents	(1,425)	11,816
Cash and cash equivalents at beginning of period	81,002	23,064
Cash and cash equivalents at end of period	$79,577	$34,880

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not in accordance with GAAP, and do not serve as an alternative to GAAP. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular’s core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. Our non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended June 30, 2012
	GAAP	Stock-based	Non-GAAP
	Results	Compensation	(Results)

Revenue:

Collaborative development program and services revenue	$11,160	$—	$11,160
Product revenue	2,057	—	2,057
Licensing and royalty revenue	3,296	—	3,296
Total revenue	16,513	—	16,513
Cost of revenue (a)	7,474	(246)	7,228
Gross profit	9,039	246	9,285

Operating expenses:
Research and development (a)	5,760	(221)	5,539
Sales and marketing (a)	1,272	(226)	1,046
General and administrative (a)	2,722	(234)	2,488
Total operating expenses	9,754	(681)	9,073

Operating (loss) income	(715)	927	212
Interest (expense) income, net	(250)	—	(250)
Other income (expense), net	12	—	12
Loss before provision for income taxes	(953)	927	(26)
Income tax provision	7	—	7
Net loss	$(960)	$927	$(33)

Basic and diluted net loss per common share	$(0.02)		$(0.00)

Shares used in basic and diluted net loss per common share	42,650		42,650

(a)         Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Six Months Ended June 30, 2012
		Stock-based
	GAAP Results	Compensation	Non-GAAP Results

Revenue:

Collaborative development program and services revenue	$23,355	$—	$23,355
Product revenue	2,735	—	2,735
Licensing and royalty revenue	6,805	—	6,805
Total revenue	32,895	—	32,895
Cost of revenue (a)	14,662	(530)	14,132
Gross profit	18,233	530	18,763

Operating expenses:
Research and development (a)	10,828	(430)	10,398
Sales and marketing (a)	2,512	(351)	2,161
General and administrative (a)	5,540	(443)	5,097
Total operating expenses	18,880	(1,224)	17,656

Operating (loss) income	(647)	1,754	1,107
Interest (expense) income, net	(499)	—	(499)
Other income (expense), net	6	—	6
(Loss) income before provision for income taxes	(1,140)	1,754	614
Provision for income taxes	6	—	6

Net (loss) income	$(1,146)	$1,754	$608

Basic net (loss) income per common share	$(0.03)		$0.01

Diluted net (loss) income per common share	$(0.03)		$0.01

Shares used in basic net (loss) income per common share	42,446		42,446

Shares used in diluted net (loss) income per common share	42,446		47,274

(a)         Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

GAAP revenue	$16,513	$12,136	$32,895	$23,824
Common stock warrant charge (contra revenue) (a)	—	312	—	312
Non-GAAP revenue	$16,513	$12,448	$32,895	$24,136

GAAP cost of net revenue	$7,474	$5,807	$14,662	$11,323
Stock-based compensation expense (b)	(246)	(138)	(530)	(233)
Non-GAAP cost of net revenue	$7,228	$5,669	$14,132	$11,090

GAAP gross profit	$9,039	$6,329	$18,233	$12,501
Common stock warrant charge (contra revenue) (a)	—	312	—	312
Stock-based compensation expense (b)	246	138	530	233
Non-GAAP gross profit	$9,285	$6,779	$18,763	$13,046

As a percentage of net revenue:
GAAP gross margin	54.7%	52.2%	55.4%	52.5%
Non-GAAP gross margin	56.2%	54.5%	57.0%	54.1%

GAAP operating loss	$(715)	$(1,841)	$(647)	$(2,892)
Common stock warrant charge (contra revenue) (a)	—	312	—	312
Stock-based compensation expense (b):
- Cost of net revenue	246	138	530	233
- Research and development	221	124	430	191
- Sales and marketing	226	172	351	303
- General and administrative	234	142	443	255
Non-GAAP operating income (loss)	$212	$(953)	$1,107	$(1,598)

GAAP net loss attributable to common stockholders	$(960)	$(5,058)	$(1,146)	$(10,325)
Stock-based compensation expense (b)	927	576	1,754	982
Preferred stock warrant charges (c)	—	220	—	455
Common stock warrant charge (contra revenue) (a)	—	312	—	312
Accretion on redeemable convertible preferred stock	—	3,054	—	7,095

Non-GAAP net (loss) income attributable to common stockholders	$(33)	$(896)	$608	$(1,481)

Shares used in computing Non-GAAP basic earnings per share (d)	42,650	5,663	42,446	5,648

Shares used in computing Non-GAAP diluted earnings per share (d)	42,650	5,663	47,274	5,648

Non-GAAP earnings per share:
Basic net (loss) income per common share	$(0.00)	$(0.16)	$0.01	$(0.26)

Diluted net (loss) income per common share	$(0.00)	$(0.16)	$0.01	$(0.26)

(a)         Reduction in revenue as a result of common stock warrants issued in connection with a customer agreement

(b)         Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(c)          Change in fair value of our preferred stock warrants prior to their exercise in connection with our initial public offering

(d)         Increase in share count year over year includes the conversion of preferred shares to common in connection with the Company’s initial public offering in November 2011 as well as new shares issued as part of the Company’s Series E Preferred Stock financing and the Company’s initial public offering completed in 2011.

CONTACT: Press Contact

Ed Korczynski, Intermolecular, Inc.

Marketing Communications Director

edk@intermolecular.com

+1.408.582.5629

Investor Relations Contact

Gary Hsueh, Intermolecular, Inc.

Sr. Director of Corporate Development and Investor Relations

gary.hsueh@intermolecular.com

+1.408.582.5635